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                              ARTHUR ANDERSEN LLP



                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 2, 1998, and to all references to our firm, included in or made a part of this Form 8-K of JDA Software Group, Inc.


/s/ Arthur Andersen LLP



Ann Arbor, Michigan
 August 14, 1998.